EXHIBIT 99.2

Event Cardio Group Inc.

Unaudited Pro Forma Financial Statements

As of and for the year ended

August 31, 2014

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Event Cardio Group Inc.

Pro Forma Financial Statements

For the year ended August 31, 2014

Index to Unaudited Pro Forma Financial Statements

Pro Forma Balance Sheet as of August 31, 2014 (Unaudited)	3

Pro Forma Statement of Operations for the year ended August 31, 2014 (Unaudited)	4

Notes to Pro Forma Financial Statements	5

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  Event Cardio Group Inc.

  Pro Forma Balance Sheet

August 31, 2014

(Unaudited)

	Event Cardio Group Inc.	2340960 Ontario Inc.	Pro Forma Adjustments	Ref	Pro Forma as Adjusted
Assets
Current Assets
Cash	$86,119	$86,617	$(86,119)	A	$86,617
Total Current Assets	86,119	86,617	(86,119)		86,617
Property and Equipment, net	-	2,960	-		2,960
Financing Costs, net of accumulated amortization of $7,087	-	40,097	-		40,097
Total Assets	$86,119	$129,674	$(86,119)		$129,674
Liabilities and Stockholders' Deficiency
Current Liabilities
Accounts payable	$2,091	$56,197	$(2,091)	A	$56,197
Due to shareholders	-	74,423	-		74,423
Total Current Liabilities	2,091	130,620	(2,091)		130,620
Long-Term Debt - Related Party	100,305	384,978	(100,305)	B	384,978
Total Liabilities	102,396	515,598	(102,396)		515,598
Stockholders' Deficiency
Preferred stock	10,000	-	(10,000)	B	-
Common stock	6,882	263	79,500	B
			(263)	B	86,645
Additional paid in capital	210,963	-	(210,963)	B	-
Accumulated other comprehensive income	-	4,999	-		4,999
Accumulated deficit	(244,122)	(378,246)	244,122	B	-
	-	-	(99,059)		(477,305)
Total 2340960 Ontario Inc. stockholders' deficiency	(16,277)	(372,984)	3,337		(385,924)
Non-controlling interest	-	(12,940)	12,940		-
Total Stockholders' Deficiency	(16,277)	(385,924)	16,277		(385,924)
Total Liabilities and Stockholders' Deficiency	$86,119	$129,674	$(86,119)		$129,674

Adjustments to Pro Forma Balance Sheet

A) To eliminate Event Cardio Group Inc. balances already consolidated in 2340960 Ontario Inc. financial statements at August 31, 2014

B) Represents the effect of the merger, whereby Event Cardio Group Inc. will issue 79,500,000 common shares in exchange for all of the common shares of 2340960 Ontario Inc.

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Event Cardio Group Inc.

Pro Forma Statement of Operations

For the year ended August 31, 2014

(Unaudited)

	Event Cardio Group Inc.	2340960 Ontario Inc.	Pro Forma Adjustments		Pro Forma as Adjusted
Revenue	$-	$-	$-		$-
Operating Expenses
General and administrative expenses	26,582	122,421	(16,277)	A	132,726
Research and development	-	41,756	-		41,756
	26,582	164,177	(16,277)		174,482
Loss from Operations	(26,582)	(164,177)	16,277		(174,482)
Other Expense
Impairment of goodwill	-	181,297	-		181,297
Loss before Income Taxes	(26,582)	(345,474)	16,277		(355,779)
Income taxes	-	-	-		-
Net Loss applicable to Common Stockholders	(26,582)	(345,474)	16,277		(355,779)
Other Comprehensive Income
Foreign currency translation adjustment	-	3,102	-		3,102
Total Comprehensive Loss	$(26,582)	$(342,372)	$16,277		$(352,677)

Adjustments to Pro Forma Statement of Operations

A) To eliminate Event Cardio Group Inc. balances already consolidated in 2340960 Ontario Inc. financial statements

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Event Cardio Group Inc.

Notes to Pro Forma Condensed

Combined Financial Statements

(Unaudited)

August 31, 2014

On September 8, 2014, Sunrise Holdings Limited ("Sunrise"), a publicly traded company with nominal operations and assets, entered into a share exchange agreement with the 2340960 Ontario Inc.'s shareholders whereby Sunrise will acquire all of the issued and outstanding common shares of 2340960 Ontario Inc. in exchange for 79,500,000 common shares of Sunrise. Upon completion of this transaction, the current shareholders of 2340960 Ontario Inc. will hold approximately 92.7% of voting control of Sunrise. This transaction will be accounted for as a reverse merger, with a recapitalization of 2340960 Ontario Inc. being the acquirer and Sunrise being the acquiree. On November 7, 2014, Sunrise changed it's name to Event Cardio Group Inc. ("ECGI")

The following unaudited pro forma condensed combined financial statements give effect to the merger as if it had occurred on September 1, 2013. The unaudited pro forma information set forth therein is presented for illustrative purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of August 31, 2014, combines the balance sheets of ECGI and 2340960 Ontario Inc. and gives pro forma effect to (i) the reverse merger between ECGI and 2340960 Ontario Inc., in which 2340960 Ontario Inc. is deemed to be the acquiring entity for accounting purposes and the issuance of 79,500,000 common shares of ECGI as described above.

The unaudited pro forma condensed combined statements of operations for the year ended August 31, 2014, combine the statement of operations of ECGI and 2340960 Ontario Inc. for that year and give pro forma effect to these transactions as if they had been completed on September 1, 2013.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of 2340960 Ontario Inc. appearing elsewhere herein, the historical financial statements of ECGI, as filed with the Securities and Exchange Commission and issued in its Annual Report on Form 10-K for the year ended September 30, 2013, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. These pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated date and they should not be relied upon as an indication of future results of operations.

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